Exhibit 99.1 News Release

ERHC Energy Inc. Provides Details on Chad Exploration Program, Sets Record Date

HOUSTON, February 14, 2012 – ERHC Energy Inc. (OTCBB: ERHE), a publicly traded American company with oil and gas assets in Sub-Saharan Africa, has provided an update on its activities in the Republic of Chad and announced the record date for determining stockholders entitled to vote at the 2012 Annual Shareholders’ Meeting.

During its First Quarter 2012 Conference Call, ERHC offered further details regarding its proposed five-year work program for its three oil and gas blocks in Chad. The work program will commence after an Exclusive Exploration Authorization is awarded and a management committee mutually constituted with the Chadian Ministry of Energy and Petroleum. The management committee will review and approve the work program. Company officials announced plans to focus initially on ERHC’s Chari Ouest III Block and then BDS 2008 in that order. Both Blocks are adjacent to each other and overlie aspects of the Doba and Doseo basins, which host Chad’s major discoveries.

“Within the first two years of the proposed work program, ERHC expects to complement available data with Gravity/Magnetic studies and a seep study, followed by further 2D seismic acquisition and reprocessing,” said Mike Shafie, ERHC’s senior geoscientist and technical adviser. “Once leads and prospects are identified, the program calls for acquisition of 3D seismic followed by AVO/Inversion studies. As mandated by the PSC, all technical work will be preceded by an Environmental Impact Assessment (EIA).”

ERHC expects in the coming weeks to invite eligible contractors to submit expressions of interest in providing EIA, gravity/magnetic and seismic acquisition services with respect to the Chari Ouest III and BDS 2008 Blocks in Chad.

The Company also announced that its Board of Directors has established March 26, 2012 as the record date for determining stockholders entitled to vote at the 2012 Annual Shareholders’ Meeting to be held in Houston on April 24, 2012. All shareholders of record as of March 26, 2012 will be formally notified of the date, time, venue and business of the meeting as well as of such other matters mandated by law.

ERHC holds oil and gas exploration interests in the Republic of Chad, the Sao Tome and Principe Exclusive Economic Zone (EEZ) and the Nigeria-Sao Tome and Principe Joint Development Zone (JDZ). In the Republic of Chad, ERHC has 100 percent of the interest in BDS 2008 and Manga. The Company has a 50 percent interest in Chari-Ouest Block 3. In the EEZ, ERHC holds 100 percent working interests in Blocks 4 and 11 with an option to acquire up to 15 percent working interests in two more Blocks. In the JDZ, ERHC holds working interests in Blocks 2, 3, 4, 5, 6 and 9.

About ERHC Energy

ERHC Energy Inc. is a Houston-based independent oil and gas company focused on growth through high impact exploration in Africa and the development of undeveloped and marginal oil and gas fields. ERHC is committed to creating and delivering significant value for its shareholders, investors and employees, and to sustainable and profitable growth through risk balanced smart exploration, cost efficient development and high margin production. For more information, visit www.erhc.com.

Cautionary Statement

This press release contains statements concerning ERHC Energy Inc.’s future operating milestones, future drilling operations, the planned exploration and appraisal program, future prospects, future investment opportunities and financing plans, future shareholders’ meetings as well as other matters that are not historical facts or information.  Such statements are inherently subject to a variety of risks, assumptions and uncertainties that could cause actual results to differ materially from those anticipated, projected, expressed or implied.  A discussion of the risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s reports and other filings with the Securities and Exchange Commission. These factors include, among others, those relating to the Company’s ability to exploit its commercial interests in Chad, the JDZ and the Exclusive Economic Zone of São Tomé and Príncipe, general economic and business conditions, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations and various other matters, many of which are beyond the Company’s control. Given these concerns, investors and analysts should not place undue reliance on these statements. Each of the above statements speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any of the above statements is based.